UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2017

AMERCO

(Exact name of registrant as specified in its charter)

Nevada	1-11255	88-0106815
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)

5555 Kietzke Lane, Ste. 100 Reno, Nevada 89511 (Address of principal executive offices including zip code)

(775) 688-6300

(Registrant’s telephone number, including area code)

Not Applicable (Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01Other Events

On January 13, 2017, AMERCO, a Nevada corporation (the “Company”), filed an “automatic shelf registration” (as defined in Rule 405 under the Securities Act of 1933, as amended) with the Securities and Exchange Commission (the “New Shelf Registration Statement”) to replace its previous shelf registration statement on Form S-3, scheduled to expire on January 17, 2017.

Pursuant to the New Shelf Registration Statement and prospectus supplements to a prospectus, each dated and filed with the Securities and Exchange Commission on January 13, 2017, the Company has offered up to an aggregate principal amount of $6,601,100 of Fixed Rate Secured Notes Series UIC-1E and 5E; $9,388,300 of Fixed Rate Secured Notes Series UIC-11E, 12E, 13E, 15E, 20E, 21E, 24E, 25E, 26E, 27E, 28E, 29E, 30E and 31E; and $5,627,400 of Fixed Rate Secured Notes Series 1F and 2F (collectively, the “Notes”).

The Company is filing this Current Report on Form 8-K to report as an exhibit a copy of the opinion and consent of Jennifer M. Settles, Secretary of the Company, as to the validity of the Notes, which is incorporated by reference into the New Shelf Registration Statement and filed as Exhibit 5.1 hereto.

Item 9.01.Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.	Description
5.1	Opinion of Jennifer M. Settles, Secretary of AMERCO.
23.1	Consent of Jennifer M. Settles, Secretary of AMERCO (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERCO

(Registrant)

Date: January 13, 2017

By:/s/ Jason A. Berg
Jason A. Berg
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Jennifer M. Settles, Secretary of AMERCO.
23.1	Consent of Jennifer M. Settles, Secretary of AMERCO (included in Exhibit 5.1).